                                                        July 13, 1995


J.P. MORGAN REPORTS 1995 SECOND QUARTER RESULTS
J.P. Morgan & Co. Incorporated reported net income of $315 million in the second quarter of 1995, down 10% from the second quarter of 1994. Net income in the first quarter of this year was $255 million, including a special charge of $55 million ($33 million after tax, or $0.17 per share) related primarily to severance. Second quarter earnings per share were $1.56 versus $1.73 a year earlier and $1.27 in the 1995 first quarter.
Net income for the first six months of 1995 totaled $570 million, including the special charge, compared with $695 million in the first six months of 1994. Six-month earnings per share were $2.83 versus $3.43 a year ago.
Douglas A. Warner III, chairman, said: "Second quarter results continued the improvement reported in the first quarter. Challenging conditions in a number of markets again drove home the value of global diversification in our core business activities."

SECOND QUARTER RESULTS AT A GLANCE


 In millions of dollars,                                First
 except per share data           Second quarter       quarter
                                 1995        1994        1995
_____________________________________________________________________
________
 Revenues                      $1,449      $1,466      $1,388
 Operating expenses             (984)       (936)     (1,002)
 Income taxes                   (150)       (180)       (131)
_____________________________________________________________________
_________
 Net income                    $  315      $  350      $  255
 Net income per share          $ 1.56      $ 1.73      $ 1.27
_____________________________________________________________________
_________
 Dividends declared per        $ 0.75      $ 0.68      $ 0.75
 share
_____________________________________________________________________
____                                                      _____

  REVENUES in the second quarter were approximately even with those of a year ago:
     -Combined trading and related net interest revenue rose 10%
      to $333 million.
     -Corporate finance revenue was up 34% to $117 million.
      Morgan's market share in capital raising grew, and advisory fees increased. Investment management fees also rose, while credit-related fees were lower.
     -Net equity investment securities gains were $132 million in the second quarter versus $264 million in the corresponding 1994 quarter.
  OPERATING EXPENSES rose 5% from a year ago.
  In other developments, J.P. Morgan, as previously announced, has agreed to sell its U.S., U.K., and global securities custody businesses and U.S. commercial paper issuing and paying agency business. The move reflects a sharpening of the firm's strategic focus on core global banking activities. The dispositions will produce a net gain, to be recorded over time, and are expected to have no material effect on Morgan's ongoing consolidated results.
The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements.

REVENUES
Revenues totaled $1.449 billion in the second quarter of 1995, compared with $1.466 billion a year earlier.
Net interest revenue totaled $508 million in the second quarter of 1995, compared with $540 million in the year-earlier quarter. The 1994 quarter included approximately $35 million of past-due interest payments on Brazilian assets and $50 million in interest revenue associated with income tax refunds. Excluding these items, net interest revenue rose 12% from the 1994 second quarter, primarily due to asset and liability management activities, principally in the United States.
Trading revenue increased 34% to $305 million from the second quarter of 1994. Reported trading revenue does not include net interest revenue associated with trading activities, which was $28 million in the second quarter of 1995 and $74 million in the second quarter of 1994.
Combined trading and related net interest revenue rose 10% to $333 million from a year earlier. (See the table of combined trading and related net interest revenue by principal markets on page 9.) Combined revenue from debt instruments was $136 million, an increase of $52 million from a year earlier, with improved performance in Latin America and Asia that was partially offset by mortgage-backed securities results. Combined revenue from equities and commodities was up slightly in the second quarter, as was combined revenue from foreign exchange. Combined trading and net interest revenue from swaps and other interest rate contracts totaled
$106 million versus $132 million a year ago.
Corporate finance revenue rose 34% to $117 million in the second quarter from the year-earlier quarter. Underwriting revenue totaled $41 million, 64% higher than the corresponding 1994 quarter, and advisory and syndication fees increased 23% to $76 million. Credit-related fees were $41 million in the second quarter, 25% lower than in the second quarter of 1994, primarily due to lower securities lending revenue.
Investment management fees increased 9% to $138 million from a year earlier, reflecting an increase in assets under management, primarily from net new business.
Operational service fees in the second quarter totaled $140 million, unchanged from a year ago.
Net investment securities gains were $33 million in the second quarter, compared with net gains of $35 million in the second quarter of 1994.
Other revenue was $167 million in the second quarter, compared with $254 million in the 1994 second quarter. The 1995 second quarter reflected net equity investment securities gains of $132 million, versus $264 million in the year-earlier quarter, when $255 million was generated from the sale of a portion of the firm's investment in Columbia/HCA Corporation common stock.

OPERATING EXPENSES
Operating expenses were $984 million in the second quarter of 1995, 5% higher than a year earlier. The weakening in the dollar's value accounted for 3 percentage points of the increase. Employee compensation and benefits expenses rose, mostly due to an increase in salary expense reflecting growth in staff from a year ago.
Technology and communications expenses were $165 million, 14% higher than a year ago, mainly reflecting expenditures on business support and development and increases in market information costs.
Expense management initiatives begun in the first quarter of 1995 continued into the second quarter. Excluding the special charge in the first quarter of 1995, operating expenses rose 4% from the prior quarter because of an increase in accrued incentive compensation in line with higher earnings. Expenses other than employee compensation and benefits were lower than in the first quarter of 1995. At June 30, 1995, staff totaled 16,267 employees compared with 17,055 employees at December 31, 1994.
Income tax expense of $150 million in the second quarter reflects an effective tax rate of 32%, down from an effective tax rate of 34% in the second quarter of 1994.

ASSETS
Total assets were $167 billion at June 30, 1995, unchanged from the total at March 31, 1995. Nonperforming assets decreased by $30 million to $187 million during the second quarter as new classifications were more than offset by charge-offs, and sales and repayments. No provision for credit losses was deemed necessary in the 1995 second quarter. The allowance for credit losses was $1.132 billion at June 30, 1995. (For details, see asset quality tables on page 10.)

CAPITAL
At June 30, 1995, J.P. Morgan's estimated Tier 1 and total risk-based capital ratios were 8.7% and 12.9%, respectively, compared with Tier 1 and total risk-based capital ratios of 8.9% and 13.2%, respectively, at March 31, 1995. The June 30, 1995, leverage ratio was 6.0%, versus 5.9% at March 31, 1995. J.P. Morgan's risk-based capital and leverage ratios remain well above the minimum standards set by the Federal Reserve Board.
At June 30, 1995, stockholders' equity included approximately $459 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $287 million. This compares with $449 million of net unrealized appreciation at March 31, 1995. The unrealized appreciation on debt investment securities was $283 million and $227 million at June 30, 1995, and at March 31, 1995, respectively. The unrealized appreciation on marketable equity investment securities was $463 million at June 30, 1995, and $498 million at March 31, 1995.
                             #    #    #
J.P. Morgan is a global banking firm that serves clients with complex financial needs through an integrated range of advisory, financing, trading, investment, and related capabilities.
Attached are the financial summary, the financial statements, the combined trading and related net interest revenue table, and the asset quality tables. J.P. Morgan news releases, including quarterly financial results, are available on the Internet (http://www.jpmorgan.com).

 FINANCIAL SUMMARY
 J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
 Dollars in
 millions,
 except per
 share data        Second Quarter      First        Six Months
                __________________________  Quarter
_________________________
                     1995       1994   1995       1995      1994

_____________________________________________________________________
_____________
 Net income          $315       $350      $255       $570      $695

 PER COMMON
 SHARE
 Net income (a)    $ 1.56     $ 1.73    $ 1.27     $ 2.83    $ 3.43
 Dividends           0.75       0.68      0.75       1.50      1.36
 declared
 Book value (b)     48.14      46.86     47.19
_____________________________________________________________________
_____________
 Weighted-
 average number
 of common and
 common
 equivalent     198,241,3  200,011,0 196,905,1  197,724,0 200,473,4
 shares                01         49        06         69        03
 outstanding
_____________________________________________________________________
_____________
 Dividends
 declared on         $141       $130      $141       $282      $261
 common stock
 Dividends
 declared on            6          5         6         12         9
 preferred
 stock

 SELECTED
 RATIOS
 Annualized
 rate of return
 on average
 common
 stockholders'      13.4 %     14.8 %    11.1 %     12.3 %    14.8 %
 equity (c)
 As % of period-
 end total
 assets:
   Common             5.6        5.8       5.5
 equity
   Total equity       5.9        6.1       5.8

 Regulatory
 capital ratios
 (d)
   Tier 1 risk-
   based
 capital              8.7        9.3       8.9
   ratio
   Total risk-
 based               12.9       13.5      13.2
   capital
 ratio
   Leverage           6.0        6.2       5.9
 ratio
_____________________________________________________________________
_____________

 AVERAGE
 BALANCES
   Debt
 investment      $ 20,659   $ 20,244  $ 22,720   $ 21,684  $ 19,801
   securities
 (e)
   Loans           24,639     23,968    23,667     24,156    24,504
   Total
 interest-        128,235    134,177   135,310    132,169   135,543
   earning
 assets
   Total assets   174,502    173,630   175,694    175,095   174,693
   Total
 interest-
   bearing        124,177    126,587   129,279    126,714   128,100
   liabilities
   Total
   liabilities    164,753    163,806   166,128    165,437   164,858
   Common

 stockholders'      9,255      9,330     9,072      9,164     9,341
   equity
   Total

 stockholders'      9,749      9,824     9,566      9,658     9,835
   equity

 Net interest
 earnings
 (fully taxable       535        570       529      1,064       996
 basis)
 Net yield on
 interest-
 earning assets     1.67 %     1.70 %    1.59 %     1.62 %    1.48  %
_____________________________________________________________________
_____________
 Employees at
 period-end        16,267     15,745    16,443
_____________________________________________________________________
_____________

(a) Earnings per share amounts represent both primary and fully diluted earnings per share, except for the six months ended June 30, 1995. Fully diluted earnings per share for the six months ended June 30, 1995, was $2.81.

(b) Excluding the impact of SFAS No. 115, book value per common share would have been $45.78, $43.36 and $44.87 for the three months ended June 30, 1995, June 30, 1994, and March 31, 1995 respectively.

(c) Excluding the impact of SFAS No. 115, the rate of return on average common stockholders' equity would have been 14.1%, 16.6% and 11.7% for the three months ended June 30, 1995, June 30, 1994, and March 31, 1995 respectively, and 12.9% and 16.7% for the six months ended June 30, 1995 and 1994.

(d) In accordance with Federal Reserve Board guidelines, these ratios exclude the equity, assets and off-balance-sheet exposures of J.P. Morgan Securities, Inc. and the effect of SFAS No. 115. Risk-based capital ratios for June 30, 1995, are estimates.

(e) Average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.


CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
In millions,
except per share data               Three months ended

_________________________________________________________
                         June    June  Increase  March 31 Increase
                           30      30  (Decreas      1995 (Decreas
                         1995    1994        e)                 e)

_________________________________________________________
NET INTEREST REVENUE
Interest revenue       $2,405  $2,031      $374    $2,470    ($65)
Interest expense        1,897   1,491       406     1,970     (73)
_____________________________________________________________________
_____________
Net interest revenue      508     540      (32)       500        8

NONINTEREST REVENUE
Trading revenue           305     228        77       303        2
Corporate finance         117      87        30       114        3
revenue
Credit-related fees        41      55      (14)        43      (2)
Investment management
fees                      138     127        11       130        8
Operational service       140     140         -       140        -
fees
Net investment
securities                 33      35       (2)         9       24
gains
Other revenue             167     254      (87)       149       18
_____________________________________________________________________
_____________
Total noninterest         941     926        15       888       53
revenue

Total revenue           1,449   1,466      (17)     1,388       61

OPERATING EXPENSES
Employee compensation
and                       616     592        24       626     (10)
benefits
Net occupancy              79      69        10        80      (1)
Technology and
communications            165     145        20       172      (7)
Other expenses            124     130       (6)       124        -
_____________________________________________________________________
_____________
Total operating           984     936        48     1,002     (18)
expenses

Income before income
taxes                     465     530      (65)       386       79
Income taxes              150     180      (30)       131       19
_____________________________________________________________________
_____________
Net income                315     350      (35)       255       60

PER COMMON SHARE
Net income (a)          $1.56   $1.73   ($0.17)     $1.27    $0.29
Dividends declared       0.75    0.68      0.07      0.75        -
_____________________________________________________________________
_____________

(a) Earnings per share amounts represent both primary and fully diluted earnings per share.


CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
In millions,
except per share data              Six months ended

_______________________________________________________
                             June 30      June 30     Increase
                                1995         1994   (Decrease)

_______________________________________________________
NET INTEREST REVENUE
Interest revenue              $4,875       $3,868       $1,007
Interest expense               3,867        2,931          936
_____________________________________________________________________
_____________
Net interest revenue           1,008          937           71

NONINTEREST REVENUE
Trading revenue                  608          584           24
Corporate finance                231          204           27
revenue
Credit-related fees               84          111         (27)
Investment management
fees                             268          254           14
Operational service              280          284          (4)
fees
Net investment
securities                        42          126         (84)
gains
Other revenue                    316          357         (41)
_____________________________________________________________________
_____________
Total noninterest              1,829        1,920         (91)
revenue

Total revenue                  2,837        2,857         (20)

OPERATING EXPENSES
Employee compensation
and                            1,242        1,140          102
benefits
Net occupancy                    159          133           26
Technology and
communications                   337          274           63
Other expenses                   248          241            7
_____________________________________________________________________
_____________
Total operating                1,986        1,788          198
expenses

Income before income
taxes                            851        1,069        (218)
Income taxes                     281          374         (93)
_____________________________________________________________________
_____________
Net income                       570          695        (125)

PER COMMON SHARE
Net income (a)                 $2.83        $3.43      ($0.60)
Dividends declared              1.50         1.36         0.14
_____________________________________________________________________
_____________

(a) See Financial Summary for per common share data assuming full dilution.


CONSOLIDATED BALANCE SHEET
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
Dollars in millions                June 30     March 31  December 31
                                      1995         1995         1994

________________________________________________
ASSETS
Cash and due from banks           $  1,812     $  1,153     $  2,210
Interest-earning deposits
with banks                           1,736        1,650        1,362
Debt investment securities
available-for-sale carried at
fair value                          20,416       21,655       22,657
Trading account assets              68,259       68,198       57,065
Securities purchased under
agreements to resell ($26,127
in June 1995, $27,434 in
March 1995, and $21,170 in
December 1994) and federal          26,209       27,478       21,350
funds sold
Securities borrowed                 10,313       11,073       12,127
Loans                               24,043       24,434       22,080
Less: allowance for credit           1,132        1,132        1,131
losses
_____________________________________________________________________
_____________
Net loans                           22,911       23,302       20,949
Customers' acceptance                  266          658          586
liability
Accrued interest and accounts
receivable                           3,214        3,011        5,028
Premises and equipment               3,438        3,395        3,318
Less: accumulated                    1,420        1,361        1,302
depreciation
_____________________________________________________________________
_____________
Premises and equipment, net          2,018        2,034        2,016
Other assets                         9,406        6,865        9,567
_____________________________________________________________________
_____________
Total assets                       166,560      167,077      154,917
_____________________________________________________________________
_____________
LIABILITIES
Noninterest-bearing deposits:
    In offices in the U.S.           3,494        2,889        3,693
    In offices outside the             995          682          767
U.S.
Interest-bearing deposits:
    In offices in the U.S.           2,156        2,015        1,826
    In offices outside the          38,671       41,238       36,799
U.S.
_____________________________________________________________________
_____________
Total deposits                      45,316       46,824       43,085
Trading account liabilities         42,404       45,210       36,407
Securities sold under
agreements to repurchase
($32,864 in June 1995,
$32,884 in March 1995, and
$30,179 in December 1994) and       38,496       35,843       35,768
federal funds purchased
Commercial paper                     1,903        2,309        3,507
Other liabilities for
borrowed money                      12,068       11,334       10,900
Accounts payable and accrued
expenses                             4,804        3,949        6,231
Liability on acceptances               266          658          586
Long-term debt not qualifying
as risk-based capital                5,759        5,009        3,605
Other liabilities                    2,340        3,018        2,063
_____________________________________________________________________
_____________
                                   153,356      154,154      142,152
Long-term debt qualifying as
risk-based capital                   3,333        3,283        3,197
_____________________________________________________________________
_____________

Total liabilities                  156,689      157,437      145,349

STOCKHOLDERS' EQUITY
Preferred stock (authorized
shares: 10,000,000):
  Adjustable rate cumulative
  preferred stock (issued and
  outstanding: 2,444,300)              244          244          244
  Variable cumulative
preferred
  stock (issued and                    250          250          250
outstanding:
  250,000)
Common stock, $2.50 par value
(authorized shares:
500,000,000; issued:
200,674,673 in June 1995,
200,672,173 in March 1995 and          502          502          502
200,668,373 in December 1994)
Capital surplus                      1,441        1,448        1,452
Retained earnings                    7,315        7,149        7,044
Net unrealized gains on
investment securities, net of          459          449          456
taxes
Other                                  407          368          367
_____________________________________________________________________
_____________
                                    10,618       10,410       10,315
Less: treasury stock
(12,856,867 shares in June
1995, 13,272,339 shares in
March 1995 and 12,966,917              747          770          747
shares in December 1994) at
cost
_____________________________________________________________________
_____________
Total stockholders' equity           9,871        9,640        9,568
_____________________________________________________________________
_____________
Total liabilities and
stockholders' equity               166,560      167,077      154,917
_____________________________________________________________________
_____________

CONSOLIDATED STATEMENT OF CONDITION
Morgan Guaranty Trust Company of New
York
_____________________________________________________________________
_____________
Dollars in millions                             June 30   December
                                                   1995         31
                                                              1994

_________________________________
ASSETS
Cash and due from banks                        $  1,743   $  2,182
Interest-earning deposits with banks              1,791      1,605
Debt investment securities available-for-
sale                                             17,590     21,292
carried at fair value
Trading account assets                           56,060     45,386
Securities purchased under agreements to
resell                                           17,396     16,562
and federal funds sold
Loans                                            20,980     19,397
Less: allowance for credit losses                 1,027      1,025
_____________________________________________________________________
_____________
Net loans                                        19,953     18,372
Customers' acceptance liability                     216        556
Accrued interest and accounts receivable          3,182      3,594
Premises and equipment                            3,054      2,967
Less: accumulated depreciation                    1,247      1,149
_____________________________________________________________________
_____________
Premises and equipment, net                       1,807      1,818
Other assets                                      8,167      7,360
_____________________________________________________________________
_____________
Total assets                                    127,905    118,727
_____________________________________________________________________
_____________

LIABILITIES
Noninterest-bearing deposits:
    In offices in the U.S.                        3,400      3,698
    In offices outside the U.S.                   1,030        770
Interest-bearing deposits:
    In offices in the U.S.                        1,931      1,480
    In offices outside the U.S.                  38,444     38,566
_____________________________________________________________________
_____________
Total deposits                                   44,805     44,514
Trading account liabilities                      38,009     30,730
Securities sold under agreements to
repurchase                                       21,290     22,099
and federal funds purchased
Other liabilities for borrowed money              5,634      5,320
Accounts payable and accrued expenses             3,448      2,902
Liability on acceptances                            216        556
Long-term debt not qualifying as risk-based       3,167      1,968
capital
Other liabilities                                 2,243      2,080
_____________________________________________________________________
_____________
                                                118,812    110,169
Long-term debt qualifying as risk-based           1,224      1,249
capital
_____________________________________________________________________
_____________
Total liabilities                               120,036    111,418

STOCKHOLDER'S EQUITY
Preferred stock, $100 par value
  (authorized shares: 2,500,000)                      -          -
Common stock, $25 par value
  (authorized and outstanding shares:               250        250
10,000,000)
Surplus                                           2,820      2,670
Undivided profits                                 4,644      4,266
Net unrealized gains on investment
securities, net of                                  158        124
taxes
Foreign currency translation                        (3)        (1)
_____________________________________________________________________
_____________
Total stockholder's equity                        7,869      7,309
_____________________________________________________________________
_____________
Total liabilities and stockholder's equity      127,905    118,727
_____________________________________________________________________
_____________

Member of the Federal Reserve System and the Federal Deposit
Insurance Corporation.


COMBINED TRADING AND RELATED NET INTEREST REVENUE
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
Dollars in millions

                                          Foreign
                    Swaps and            exchange
                        other            spot and  Equities
                     interest      Debt    option       and
                         rate
                    contracts instrumen  contract commoditi    Total
                                     ts         s        es
_____________________________________________________________________
_____________

SECOND QUARTER
1995
Trading revenue          $100       $73       $24      $108     $305
Net interest
revenue*                    6        63       (1)      (40)       28
_____________________________________________________________________
_____________
Combined total            106       136        23        68      333

_____________________________________________________________________
_____________
SECOND QUARTER
1994
Trading revenue           126       (3)        27        78      228
Net interest                6        87       (5)      (14)       74
revenue
_____________________________________________________________________
_____________
Combined total            132        84        22        64      302

_____________________________________________________________________
_____________
SIX MONTHS 1995
Trading revenue           176       167        94       171      608
Net interest
revenue*                   13       131       (2)      (53)       89
_____________________________________________________________________
_____________
Combined total            189       298        92       118      697

_____________________________________________________________________
_____________
SIX MONTHS 1994
Trading revenue           392        33        37       122      584
Net interest               15       144      (10)      (30)      119
revenue
_____________________________________________________________________
_____________
Combined total            407       177        27        92      703


* Estimated


ASSET QUALITY
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________


NONPERFORMING ASSETS

                          June 30  March 31  December   June 30
                                                   31
Dollars in millions          1995      1995      1994      1994
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_____________
Nonaccrual loans:
   Commercial and            $127      $148      $136      $157
industrial
   Other                       56        65        81        82
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_____________
                              183       213       217       239

Restructuring countries         3         3         2         7
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Total nonaccrual loans        186       216       219       246

Other nonperforming             1         1         1         2
assets
_____________________________________________________________________
_____________
Total nonperforming           187       217       220       248
assets
_____________________________________________________________________
_____________


ALLOWANCE FOR CREDIT LOSSES

                          June 30  March 31  December   June 30
                                                   31
Dollars in millions          1995      1995      1994      1994
_____________________________________________________________________
_____________
Allowance for credit       $1,132    $1,132    $1,131    $1,141
losses
_____________________________________________________________________
____________


                             Second Quarter          Six Months
                             1995      1994      1995      1994
_____________________________________________________________________
_____________
Charge-offs:
   Commercial and           ($14)         -     ($20)     ($21)
industrial
   Restructuring                -     ($17)         -      (17)
countries
   Other                      (4)       (6)       (6)       (7)
Recoveries                     18        20        27        28
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_____________
